UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                  FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 23, 2002

                             ERIE INDEMNITY COMPANY
               (Exact name of registrant as specified in its charter)

          PENNSYLVANIA                     0-24000               25-0466020
  -------------------------------       -------------        -------------------
  (State or other jurisdiction of       (Commission         (I.R.S. Employer
  incorporation)                         File Number)        Identification No.)


100 Erie Insurance Place, Erie, Pennsylvania                      16530
---------------------------------------------                ----------------
  (Address of principal executive offices)                     (Zip Code)

          Registrant's telephone number, including area code (814) 870-2000

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Item 5. OTHER EVENTS.

In connection with the retirement of Stephen A. Milne, Erie Insurance Group President and CEO, Erie Indemnity Company will recognize a one time after tax charge to fourth quarter 2001 net income amounting to about $0.10 per share. The charge stems from Erie Indemnity Company's recognition of the costs pertaining to a performance recognition award granted Mr. Milne by the Company's Board of Directors and other Retirement Plan benefits paid to or on behalf of Mr. Milne upon his retirement.

On January 17, 2002, Erie Indemnity Company issued a press release more fully describing Mr. Milne's retirement which is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 7. EXHIBITS

Exhibit Number              Description
--------------              -----------
99.3                        Press release dated January 17, 2002



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ERIE INDEMNITY COMPANY


                                    Erie Indemnity Company
                                ------------------------------
                                       (Registrant)

Date: January 23, 2002         /s/ Philip A. Garcia
                                -------------------------------
                              (Philip A. Garcia, Executive Vice President & CFO)

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                        Erie Insurance Group CEO Retires
                               Acting CEO is Named

Erie, Pa.--Jan. 17, 2002 - Stephen A. Milne, Erie Insurance Group president & CEO, today announced that, due to the condition of his health, he would retire from the company effective end of business on Friday, January 18, 2002. Jan Van Gorder, senior executive vice president, secretary and general counsel, will serve as acting CEO until a new CEO is selected. Mr. Milne will remain on the Board of Directors of the Erie Indemnity Company, the principal management company of the Erie Insurance Group.

In November 1999, Milne was diagnosed with amyotrophic lateral sclerosis (ALS) more commonly known as Lou Gehrig's Disease. In September 2001, he recommended that the Erie Indemnity Company Board of Directors form a selection committee to identify his eventual replacement. The committee is well into the process of interviewing candidates for the position.

Milne has served as CEO since 1996 and has worked in various capacities within the company for nearly 29 years. Under his leadership, Erie Insurance has prospered, ranking as one of the country's premier property/casualty insurers operating through more than 7,500 independent agents in 11 states and the District of Columbia. Milne has been a vigilant advocate of ERIE's distinct service-oriented culture, which has earned the company the prestigious J.D. Power and Associates award. The insurance industry has also benefited from Milne's leadership as he has served as chairman of both the Insurance Institute for Highway Safety (IIHS) and the National Association of Independent Insurers
(NAII).

As acting CEO, Van Gorder brings more than 30 years of insurance experience to the position. He joined ERIE in 1981 as vice president, secretary and general counsel and was named senior executive vice president in December 1990. Van Gorder is active in legal and legislative committees of the NAII and is a member of the board of directors of the Insurance Federation of Pennsylvania, Inc., the Pennsylvanians for Effective Government and the Pennsylvania Professional Liability Joint Underwriting Association.

In a letter to agents and employees, Milne expressed great confidence in the leadership abilities of Van Gorder and the company's senior management team.

Known for competitive rates and superior service, Erie Insurance Group is a leading property/casualty insurer in the United States. With more than 3.2 million policies in force, Erie Insurance Group includes seven companies operating in 11 states and the District of Columbia and is rated A++ (superior) by A.M. Best Company. Erie Indemnity Company (NASDAQ - ERIE) is the management company for Erie Insurance Group. Headquartered in Erie, Pa., since 1925, the ERIE provides auto, home, business and life insurance through more than 7,500 independent agents representing more than 1,500 agencies. For more information and a listing of independent agents representing The ERIE in your community, visit the company's Web site at http://www.erieinsurance.com.



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